UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2006

FINDEX.COM, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-29963	88-0379462
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11204 Davenport Street, Suite 100, Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 333-1900

N/A .

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 7, 2006, FindEx.com, Inc. (the “Company”) issued a promissory note (the “Note”) to Barron Partners, LP (“Barron”) in the principal sum of $336,000. While such amount was owed to Barron prior to April 7, 2006 as a result of penalty fees incurred and accrued by the Company in connection with a certain Registration Rights Agreement entered into with Barron on July 19, 2004, the Note was issued in consideration of Barron’s agreement to allow the Company to repay the obligation, otherwise already past due, over a two year period commencing as of the date of such Note. The specific terms of the Note are as follows:

(1)	a principal amount of $336,000 plus simple interest from the date of the Note at a rate of 8% per annum;

(2)	consecutive monthly installment payments commencing May 1, 2006 and continuing thereafter until paid in full of:

(a)	$10,000 per month for the first twelve months; and

(b)	$20,000 per month thereafter; and

(3)	any overdue principal amount shall bear interest at a rate of 15% per annum and shall be payable upon demand.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Promissory Note to Barron Partners, LP dated April 7, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2006	FINDEX.COM, INC.
By: /s/ Steven Malone
Steven Malone
President & Chief Executive Officer